Claros Mortgage Trust, Inc.

Announces $500 Million Secured Term Loan Credit Facility

Proceeds Used to Repay Secured Term Loan B with August 2026 Maturity

New York, NY, February 2, 2026 – Claros Mortgage Trust, Inc. (NYSE: CMTG) (the “Company” or “CMTG”) today announced the closing of a $500.0 million, four-year secured term loan credit facility provided by investment funds and accounts managed by HPS Investment Partners, LLC (“HPS”). The term loan credit facility has an annual variable rate of SOFR plus 675 basis points and may be prepaid at any time, subject to certain conditions. Net proceeds from the closing, together with cash on hand, were used to fully retire the Company’s $556.2 million Term Loan B which had a maturity date of August 9, 2026.

As part of this financing, CMTG has issued 10-year detachable warrants to purchase an aggregate of 7,542,227 shares of its common stock, par value $0.01 per share, at an exercise price of $4.00 per share (subject to certain potential adjustments). The warrant exercise price represents an approximately 46% premium to the closing price for the Company’s common stock on January 30, 2026. Additionally, the Company has aligned select financial covenants across its financing facilities and the new term loan credit facility, resulting in a more homogenous and favorable covenant framework.

“The successful completion of this financing stabilizes our capital structure by extending the maturity of the Company’s corporate debt. This provides us with flexibility to support the continued execution of the Company’s business plan, including resolution of watchlist loans and REO assets, deleveraging the balance sheet and repositioning the Company in preparation for future origination activity. It also establishes a relationship between management and our shareholders with HPS, a part of BlackRock, the largest asset manager in the world.” said Richard Mack, Chief Executive Officer and Chairman of CMTG.

Additional details regarding the financing agreement and related matters are contained in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on February 2, 2026 and available on the SEC’s website at www.sec.gov.

Evercore served as CMTG’s lead financial advisor, J.P. Morgan served as financial advisor, and Ropes & Gray LLP and Latham & Watkins LLP served as CMTG’s legal advisors. Milbank LLP served as HPS’s legal advisor.

About Claros Mortgage Trust, Inc.

CMTG is a real estate investment trust that is focused primarily on originating senior and subordinate loans on transitional commercial real estate assets located in major markets across the U.S. CMTG is externally managed and advised by Claros REIT Management LP, an affiliate of Mack Real Estate Credit Strategies, L.P. Additional information can be found on the Company’s website at www.clarosmortgage.com.

About HPS Investment Partners

HPS, a part of BlackRock, is a leading global, credit-focused alternative investment firm that seeks to provide creative capital solutions and generate attractive risk-adjusted returns for its clients. HPS manages various strategies across the capital structure, including privately negotiated senior debt; privately negotiated junior capital solutions in debt, preferred and equity formats; liquid credit including syndicated leveraged loans, collateralized loan obligations and high yield bonds; asset-based finance and real estate. The scale and breadth of HPS’ platform offers the flexibility to invest in companies large and small, through standard or customized solutions. At its core, HPS shares a common thread of intellectual rigor and discipline that enables the company to create value for its clients, who have entrusted it with approximately $179 billion of assets under management as of September 30, 2025.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. CMTG intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by CMTG’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CMTG’s performance in future periods. Except as required by law, CMTG does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Contact Information

Investor Relations:

Claros Mortgage Trust, Inc.

Anh Huynh

212-484-0090

cmtgIR@mackregroup.com

Media Relations:

Financial Profiles

Kelly McAndrew

203-613-1552

Kmcandrew@finprofiles.com